UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 19, 2007

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Incentive Compensation Plan

On January 7, 2008, the Compensation Committee approved the 2008 Equity Incentive Compensation Plan and awarded restricted stock units and options under the plan.  A summary of the plan is set forth as Exhibit 10.1.

Section 8 – Other Events

Item 8.01.

Other Events

Executive Compensation

On December 19, 2007, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) took the following actions concerning executive compensation.

Base Salaries

Base salary increases were approved for the executive officers of the Company.  The new salary levels for the Company’s CEO, CFO, and other named executive officers are:

Thomas J. Howatt,	$800,000
President and CEO

Scott P. Doescher,	$330,000
Senior Vice President, Finance,
Secretary and Treasurer

Stuart R. Carlson,	$380,000
Executive Vice President, Administration

Albert K. Davis,	$345,000
Executive Vice President, Specialty Products

Pete R. Chiericozzi,	$295,000
Senior Vice President, Towel & Tissue

Cash Incentive Compensation

The Committee approved the 2008 Cash Incentive Compensation Plan for Executive Officers and established performance criteria under the plan.  Under the plan, incentive compensation attributable to the attainment of earnings per share will be based on attainment of targeted return on capital employed between 3% and 13%.  A summary of the plan is set forth as Exhibit 10.2.

Director Compensation

On December 19, 2007, the Board of Directors Compensation Policy was revised as set forth in Exhibit 10.3 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

2008 Equity Incentive Compensation Plan

Exhibit 10.2

2008 Cash Incentive Compensation Plan for Executive Officers

Exhibit 10.3

Director Compensation Policy dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  January 10, 2008

By:  SCOTT P. DOESCHER

Scott P. Doescher

Senior Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated December 19, 2007

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibit 10.1

2008 Equity Incentive Compensation Plan

Exhibit 10.2

2008 Cash Incentive Compensation Plan for Executive Officers

Exhibit 10.3

Director Compensation Policy dated December 19, 2007